Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)
Navigator Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Common Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)

Equity	Common Stock, par value $0.01 per share	Other	3,000,000	$ 15.53	$15.53	0.00014760	$6,876.68
Total Offering Amounts					$46,590,000		$6,876.68
Total Fee Offsets							N/A
Net Fee Due							$6,876.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock of Navigator Holdings Ltd. (the “Common Shares”) as may become issuable pursuant to the adjustment provisions of the Navigator Holdings Ltd. 2023 Long Term Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of our Common Shares as reported on the New York Stock Exchange on April 5, 2024.